EXHIBIT NO. 99.(m) 2

MFS VARIABLE INSURANCE TRUST II

Formerly known as

MFS/SUN LIFE SERIES TRUST

SERVICE CLASS

DISTRIBUTION PLAN PURSUANT TO RULE 12B-1

OF THE 1940 ACT

Effective July 13, 2001

Exhibit A:  Funds and Share Classes Covered by Rule 12b-1 Plan, as of:

April 30, 2002

(Redesignation of Global Health Sciences Series to Strategic Value Series and

Redesignation of International New Discovery Series to Mid Cap Value Series)

October 16, 2002

(Redesignation of International Investors Trust Series to International Value Series)

September 9, 2003

(Termination of Global Asset Allocation Series and Global Telecommunications Series)

April 30, 2004

(Redesignation of Research Growth and Income Series to Core Equity Series)

April 29, 2005

(Termination of Managed Sectors Series)

June 22, 2007

(Termination of Strategic Growth Series and Capital Opportunities Series, and Redesignation of Mass. Investors Trust Series to Blended Research Core Equity Series)

September 27, 2007

(Establishment of Blended Research Growth Series and Blended Research Value Series)

December 28, 2007

(Redesignation of Trust as MFS Variable Insurance Trust II, and

Redesignation of all series)

February 29, 2008

(Redesignation of MFS Emerging Market Equity Portfolio as MFS Emerging Markets Equity Portfolio)

April 29, 2008

(Redesignation of MFS Emerging Growth Portfolio as MFS Growth Portfolio)

September 16, 2008

(Redesignation of MFS Research Portfolio as MFS Global Research Portfolio)

February 8, 2010

(Redesignation of MFS Global Total Return Portfolio as

MFS Global Tactical Allocation Portfolio)

As of February 8, 2010

SCHEDULE A

MFS Blended Research Core Equity Portfolio

MFS Blended Research Growth Portfolio

MFS Blended Research Value Portfolio

MFS Bond Portfolio

MFS Core Equity Portfolio

MFS Emerging Markets Equity Portfolio

MFS Global Governments Portfolio

MFS Global Growth Portfolio

MFS Global Research Portfolio

MFS Global Tactical Allocation Portfolio

MFS Government Securities Portfolio

MFS Growth Portfolio

MFS High Yield Portfolio

MFS International Growth Portfolio

MFS International Value Portfolio

MFS Massachusetts Investors Growth Portfolio

MFS Mid Cap Growth Portfolio

MFS Money Market Portfolio

MFS New Discovery Portfolio

MFS Research International Portfolio

MFS Strategic Income Portfolio

MFS Technology Portfolio

MFS Total Return Portfolio

MFS Utilities Portfolio

MFS Value Portfolio